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Exhibit 16.1

                                                                MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS

May 28, 2004

United States Securities and Exchange Commission
450 Fifth Street, NY
Washington, DC  20549

Commissioners:

We have read the statements made by MIV Therapeutics, Inc. which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 28, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly

/s/ William Easley, C.A.

William Easley, C.A.
For Morgan & Company

WEE/mm